CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 of our report dated April 9, 2004, relating to the consolidated financial statements of Global Concepts, Ltd., formerly known as "Transportation Logistics Int'l, Inc." and Subsidiaries. We also consent to the use in this Registration Statement on Form SB-2 of our report dated August 31, 2004, relating to the financial statements of Advanced Medical Diagnostics LLC. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                                 /s/ Rosenberg Rich Baker Berman & Company
                                 -----------------------------------------
                                 Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
December 6, 2004